TCF Equity Funds
Form N-SAR for the period ended September 30, 2012

Item 77 Q1. Other Exhibits

Amendment to the Declaration of Trust

On June 15, 2012, under Conformed Submission 485APOS, accession number, 0000930413-12-003610, a copy of the Form of Trustee Authorization to Establish Additional
Series of Shares of the TIAA-CREF Funds (the Trust) dated May 15, 2012 (the Authorization) was previously filed with the SEC as exhibit 99.A(13) to the Trust's
Registration Statement. This Authorization, which established the TIAA-CREF Social Choice Bond Fund as a new series of the Trust, is incorporated herein by reference as an exhibit to Sub-Item 77Q1(a) of Form
N-SAR.

Amendment to the Investment Management Agreement

On June 15, 2012, under Conformed Submission 485APOS, accession number, 0000930413-12-003610, a copy of the Form of Amendment dated July 17, 2012 (the Amendment) to the Amended and Restated Investment Management
Agreement dated January 2, 2012 between Teachers
Advisors, Inc. and the TIAA-CREF Funds (the Trust) was previously filed with the SEC as exhibit 99.D(50)
 to the Trust's Registration Statement. This Amendment is incorporated herein by reference as an exhibit to Sub-Item 77Q1(e) of Form N-SAR.